UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2015, Geron Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “2015 Sales Agreement”) with MLV & Co. LLC (“MLV”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $50 million from time to time through MLV as its sales agent. The Company is not obligated to make any sales of common stock under the 2015 Sales Agreement.

The issuance and sale of these shares by the Company under the 2015 Sales Agreement, if any, is subject to the effectiveness of the Company’s universal shelf registration statement on Form S-3 to be filed with the Securities and Exchange Commission on August 28, 2015 (the “2015 Shelf Registration Statement”). The Company makes no assurances as to if or whether the 2015 Shelf Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the 2015 Shelf Registration Statement.

MLV may sell the common stock by any method that is deemed to be an “at market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), including sales made directly on or through The NASDAQ Global Select Market or any other existing trading market for the Company’s common stock in the United States or to or through a market maker. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose).

Unless earlier terminated as provided below, the 2015 Sales Agreement will automatically terminate upon the earlier of (1) the sale of all common stock subject to the 2015 Sales Agreement and (2) August 28, 2018. The 2015 Sales Agreement may be terminated by the Company or MLV at any time upon 10 days’ notice to the other party, or by MLV at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay MLV an aggregate commission rate equal to up to 3.0% of the gross proceeds of the sales price per share for common stock sold through MLV under the 2015 Sales Agreement. The Company has also provided MLV with customary indemnification rights and expense reimbursements for up to $20,000 of expenses.

The foregoing description of the 2015 Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the execution of the 2015 Sales Agreement with MLV, the Company and MLV terminated the At-The-Market Issuance Sales Agreement dated October 8, 2012 (the “2012 Sales Agreement”), which would otherwise have expired in October 2015. The Company did not sell any common stock under the 2012 Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01. Other Events.

The 2015 Shelf Registration Statement to be filed by the Company on August 28, 2015 will, when effective, permit the Company to sell any combination of common stock, preferred stock, debt securities and warrants in one or more offerings. The cumulative value allowed to be sold by the Company of all securities under the 2015 Shelf Registration Statement is $250 million.

The 2015 Shelf Registration Statement will, when effective, replace the universal shelf registration statement filed by the Company in July 2012, which is scheduled to expire in October 2015. As noted above, the issuance and sale of shares by the Company under the 2015 Sales Agreement with MLV will also be subject to the effectiveness of the 2015 Shelf Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	At Market Issuance Sales Agreement, dated August 28, 2015, by and between Geron Corporation and MLV & Co. LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: August 28, 2015	By:	/s/ Stephen N. Rosenfield
		Name:	Stephen N. Rosenfield
		Title:	Executive Vice President,
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	At Market Issuance Sales Agreement, dated August 28, 2015, by and between Geron Corporation and MLV & Co. LLC.